CONSENT OF Ernst & Young LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B and Class C Statement of Additional Information and to the incorporation by reference or our report, dated January 7, 2005, on the financial statements and financial highlights of Pioneer Oak Ridge Small Cap Growth Fund included in the Annual Report to Shareowners for the year ended November 30, 2004 as filed with the Securities and Exchange Commission on January 28, 2005, included in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A No. 333-108472) of Pioneer Oak Ridge Small Cap Growth Fund.

                                                           /s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 22, 2005

  CONSENT OF Ernst & Young LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R and Class Y Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y Statement of Additional Information and to the incorporation by reference or our report, dated January 7, 2005, on the financial statements and financial highlights of Pioneer Oak Ridge Large Cap Growth Fund included in the Annual Report to Shareowners for the year ended November 30, 2004 as filed with the Securities and Exchange Commission on January 28, 2005, included in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A No. 333-108472) of Pioneer Oak Ridge Large Cap Growth Fund.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 22, 2005